EXHIBIT NO. 127

FIRST AMENDMENT TO  CONTRIBUTION
AND EXCHANGE AGREEMENT


THIS AGREEMENT (the "Agreement") is made this 18th day of December, 1997 among PRINCETON OVERLOOK LIMITED LIABILITY COMPANY ("Contributor"), a limited liability company organized under the laws of the State of New Jersey having an address at c/o Bessemer Trust Company, N.A., 630 Fifth Avenue, New York, New York 10111, CD OVERLOOK L.P. (the "Thompson Group"), a limited partnership organized under the laws of the State of New Jersey having an address c/o Cavendish Development, Inc., #205, 301 North Harrison Street, Princeton, New Jersey 08540, PRINCETON OVERLOOK ASSOCIATES LIMITED PARTNERSHIP (the "POALP Group", and together with Contributor and the Thompson Group, collectively, the "Contributor Group"), a limited partnership organized under the laws of the State of New Jersey having an address c/o John Daltner, Gilbert, Whitney & Johns, Jefferson Plaza, 110 South Jefferson Road, Whippany, New Jersey 07891, and CALI REALTY, L.P. (N/K/A MACK-CALI REALTY, L.P.) ("CRLP"), a Delaware limited partnership and CALI REALTY CORPORATION (N/K/A/ MACK-CALI REALTY CORPORATION) ("Cali", and together with CRLP, collectively, the "Cali Group"), a Maryland corporation, each having an address at 11 Commerce Drive, Cranford, New Jersey 07016.

RECITALS

A. Contributor, CRLP and Cali are parties to that certain Contribution and Exchange Agreement dated as of the date of this Agreement (the "CEA"). The Thompson Group and the POALP Group are the sole members of Contributor.

         B. Section 26 of the CEA provides, inter alia, that the parties thereto would consider, in good faith, a Restructure (as such term is defined therein), and the parties hereto desire to set forth the terms and conditions of the Restructure and otherwise amend the Agreement upon, and subject to, the terms, covenants and conditions herein contained.

         C. All capitalized terms used herein shall have the respective meanings ascribed to them in the CEA unless otherwise indicated.
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         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree to amend the CEA as follows:

         1. RESTRUCTURE.

         1.1 The Thompson Group and the POALP Group shall, prior to Closing, cause Contributor to be dissolved and its assets (including, without limitation, the Property) and liabilities (including, without limitation, the liabilities under the CEA) to be distributed in accordance with the terms of a separate agreement. At the Closing, the Thompson Group and the POALP Group shall each cause their respective interests in the Property to be sold, assigned, transferred and conveyed to CRLP in accordance with the terms, covenants and conditions of the CEA as amended hereby. The Thompson Group and the POALP Group are jointly and severally bound by all of the terms, covenants and conditions set forth in the CEA, and they jointly and severally assume the obligations and liabilities of Contributor set forth in the CEA as amended hereby, as though the Thompson Group and the POALP Group were parties to the CEA instead of Contributor.

         1.2 Notwithstanding the provisions of Section 2.1 of the CEA to the contrary, CRLP shall cause (i) the $21,581,500.00 Cash Payment (subject to adjustment as provided for under the CEA) to be paid at Closing as follows: (a) $_________________ to the Thompson Group, and (b) $_________________ to the
POALP Group, by wire transfer of federal funds to an account designated by each party, and (ii) the Contributor Units to be issued to Unitholders designated by the POALP Group as set forth on Schedule 1.2 attached hereto.

         2. REPRESENTATIONS AND WARRANTIES.

         2.1 The Thompson Group and the POALP Group each hereby warrant and represent the following:

         (a) The Thompson Group and the POALP Group are each duly organized and validly existing limited partnerships organized under the laws of the State of New Jersey and duly authorized to transact business in the State of New Jersey, have all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered hereunder, and to perform their respective obligations hereunder and under
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such other documents and instruments in order to sell the Property in accordance with the terms and conditions hereof. All necessary actions of the partners of the Thompson Group and the POALP Group to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on their behalf have been taken.

         (b) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of the Thompson Group and the POALP Group, enforceable in accordance with the terms of this Agreement. The performance by the Thompson Group and the POALP Group of their respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by them hereunder will not conflict with, or result in a breach of, or default under, any provision of any of the respective organizational documents of either the Thompson Group or the POALP Group or any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which either party is a party or by which its assets are or may be bound.

         (c) Neither the Thompson Group nor the POALP Group have made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, suffered the attachment or other judicial seizure of all, or substantially all, of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

The provisions of Section 5.4 of the CEA shall apply to the representations and warranties of the Thompson Group and the POALP Group set forth in this Section 2.1, and the Thompson Group and the POALP Group shall each be individually liable for the obligation to indemnify, defend and hold Cali and CRLP harmless from any breach, inaccuracy or incompleteness by such party of a representation or warranty made by such party contained in this Section 2.1 to the extent provided for in Section 5.4 of the CEA. Notwithstanding the foregoing, however, except as provided in Section 2.2 of this Agreement, the Thompson Group and the POALP Group shall each be jointly and severally liable for the obligation to indemnify, defend and hold Cali and CRLP harmless from any breach, inaccuracy or incompleteness of the representations and warranties of the Contributor contained in the CEA, and the aggregate liability of the Thompson Group and the POALP Group under Section 5.4 of the CEA shall be $250,000.00 as provided therein.
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         2.2 The representations and warranties set forth in Section 5.2 of the
CEA shall be deemed to be made by and on behalf of the POALP Group and the Unitholders, and the Thompson Group shall have no liability to Cali or CRLP for any breach, inaccuracy or incompleteness thereof. Notwithstanding anything to the contrary contained in Section 5.4 of the CEA, the representations and warranties of POALP and the Unitholders contained in Section 5.2 shall survive the Closing Date indefinitely and shall not be subject to the $250,000.00 limitation of monetary liability provided for in Section 5.4 of the CEA.

         2.3 The Thompson Group shall maintain its existence for a period of six
(6) months after the Closing Date or, if a claim is made by Cali or CRLP pursuant to the terms of Section 5.4 of the CEA (as amended hereby), the Thompson Group shall maintain its existence for such longer period of time as may be necessary for Cali or CRLP to prosecute its claim to completion and, if it is successful in such proceeding, to obtain and collect the value of its claim. The provisions of this Section 2.3 shall survive the Closing.

         3. LIMITED GUARANTY OF THE POALP GROUP.

3.1 In order to assist the Unitholders in deferring the recognition of gain for Federal income tax purposes resulting from the contribution of the Real Property to CRLP, at Closing, or at any time subsequent thereto in accordance with the terms hereof, CRLP and its subsidiaries and affiliates will permit the Unit Holders to guarantee or indemnify CRLP or Cali for a portion of any debt incurred by CRLP or Cali or their affiliates and/or their subsidiaries (collectively the "Cali Debt") in the aggregate amount of up to $2,000,000.00 (the "POALP Debt Amount"). CRLP, Cali and their subsidiaries and affiliates agree to use commercially reasonable efforts, to the extent possible, to maintain a sufficient amount of liabilities to permit the Unitholders to guarantee or indemnify, as the case may be, the POALP Debt Amount in order to allow the Unitholders to continue to defer recognition of gain for Federal income tax purposes. CRLP and Cali agree to take any and all reasonable actions necessary for the execution of each guarantee, indemnity, security or pledge agreement by the Unitholders to result in basis for the Unitholders for Federal income tax purposes.

         3.2 Notwithstanding the foregoing provisions of Section 3.1, it is expressly understood and agreed that CRLP, Cali and their subsidiaries and affiliates have prior and present commitments to maintain a certain amount of liabilities (approximately
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$530,000,000.00) and that they may in the future, from time to time, make additional commitments for the same in connection with the issuance of additional Units in exchange for other properties to unrelated third parties in tax deferred transactions (collectively, the "Other Groups") and, if so, the aggregate amount of debt for such Other Groups is referred to herein as the "Other Debt Amounts." CRLP and Cali will use their commercially reasonable efforts to maintain, to the extent possible, an amount of liabilities in excess of the Other Debt Amounts to enable the Unitholders to continue to guarantee or indemnify a portion of the Cali Debt up to the POALP Debt Amount in order to maintain for their tax position deferring gain present that results from the contribution of property to CRLP, provided that CRLP or Cali is not adversely affected. In this regard, the Unitholders agree to readjust the amounts of their guarantees and indemnities, and CRLP, Cali and their subsidiaries and affiliates agree to use commercially reasonable efforts to structure its financing, in such a way to permit the Unitholders to restructure their respective guarantees or indemnities so that the re-computed POALP Debt Amounts maintain the deferral of Federal income taxes.

         4. RESTRICTIONS ON SALE OF THE PROPERTY

4.1 From the period (the "Restricted Period") that commences on the Closing Date and ends upon the earlier of the date upon which the original Unitholders "Intended Transferee's" (as defined below) have transferred, sold or otherwise disposed of ninety-eight (98%) percent or more of their Units in a taxable transaction or any other transaction which results in a basis step-up to the Unitholders in the Units to their current fair market value, to other than Permitted Designees, or (c) the third (3rd) anniversary of the Closing, CRLP, Cali and their subsidiaries and affiliates may not dispose of or distribute the Real Property at any time except (i) in a tax-free like-kind exchange which satisfies the requirements of Code Section 1031 and the Treasury Regulations promulgated thereunder, (ii) if a sale or disposition of the Real Property would not result in recognition of Built-in Gain by the Unitholders, (iii) otherwise in compliance with the provisions of this Section 4, or (iv) if CRLP pays to the Unitholders an amount equal to the sum of (A) the federal, state, and local income taxes payable by the Unitholders resulting from the recognition of the Built-in Gain triggered by such sale, and (B) an additional payment in an amount equal to the amount such that after payment by the Unitholders of all taxes (including interest or penalties) on amounts received under Section 4.1 (iv)(A) and this Section 4.1 (iv)(B), the Unitholders retain an amount equal to the amount described in Section 4.1(iv)(A). After the Restricted Period, the
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restrictions contemplated by this Section 4 shall terminate in their entirety.
"Permitted Designees" shall include any inter vivos transfer to (i) spouses of the Intended Transferees, or (ii) any trusts or other entities in which they own an interest unless any such transfers trigger Built-in Gain or result in a basis step-up to the Unitholders. For purposes of this Section 4.1, unless CRLP is furnished with an opinion of counsel to the contrary, any transfer of the Units to any person or entity other than a Permitted Designee is presumed to be a taxable transaction. The Unitholders agree to cooperate with CRLP and Cali regarding the calculation of the amount of actual Built-in Gain attributable to the Real Property recognized upon any transfer. For purposes of this Agreement, the term "Built-in Gain" for the Real Property shall mean the excess, if any, of the fair market value of the Real Property on the Closing Date over the Real Property's basis for Federal income tax purposes on such date. The provisions of this Section 4.1 shall survive the Closing. The "Intended Transferee's" shall mean the beneficial owners of the Unitholders, John Daltner, Estate of Edward R. Purcell and Troast Overlook Associates.

4.2 Notwithstanding Section 4.1 above, during the Restricted Period, CRLP, Cali and their subsidiaries and affiliates may dispose of the Real Property at any time in connection with (i) the sale of all or substantially all of the properties owned by CRLP under such terms and conditions which the Board of Directors of Cali (the "Board"), in its sole judgment, determines to be in the best interests of Cali and its public stockholders, or (ii) a sale (including without limitation a transfer to a secured lender in lieu of foreclosure) which the Board, in its sole judgment, determines is reasonably necessary (1) to satisfy any material unsecured debt, judgment or liability of CRLP or Cali when they become due (at maturity or otherwise) or (2) to cure any default under any material mortgage, debt or liability with respect to the Real Property provided, however, that no such sales will be made under clause (ii) unless CRLP is unable to settle or refinance any such debts, judgments or liabilities or cure any such defaults after making commercially reasonable efforts to do so under then prevailing market conditions. If the Board, in its sole judgment, determines that it is necessary to dispose of properties to satisfy a material unsecured debt, judgment or liability of CRLP when it becomes due (at maturity or otherwise), CRLP covenants and agrees that it shall use commercially reasonable efforts to sell properties other than the Real Property to satisfy such material debt, judgment or liability. If, after the Cali has made commercially reasonable efforts to sell only properties other than the Real Property, an unsatisfied portion of such debt, judgment or liability remains, CRLP may sell the Real Property as necessary to satisfy fully the remaining unpaid portion. In the case of any disposition of the Real Property pursuant to this Section 4.2, the Unitholders may attempt to obtain title to the Real Property so long as any equity in the Real Property which CRLP may otherwise be seeking to preserve is not lost or jeopardized. Moreover, in the event of a transfer of the Real Property to a secured lender in lieu of foreclosure, CRLP shall use commercially reasonable efforts to provide the Unitholders the right to (a) cure the default, (b) acquire the Real Property from the lender subject to the debt or liability, or (c) permit the Unitholders to exercise CRLP's right of redemption with respect to the Real Property.

4.3 After the expiration of the Restricted Period, CRLP, Cali or their subsidiaries or affiliates may dispose of the Real Property at any time provided, however, that CRLP, Cali and their subsidiaries and affiliates shall use commercially reasonable efforts (without cost, liability or expense to CRLP, Cali or their subsidiaries or affiliates) to prevent any such sale, transfer or other disposition of the Real Property from resulting in the recognition of Built-in-Gain by Unitholders.

         4.4 In the event CRLP desires to sell or otherwise desires to dispose of, or receives an offer to purchase, the Real Property pursuant to Section 4.2 or 4.3 above, CRLP shall give notice (the "Offering Notice") thereof to the Unitholders. The Offering Notice shall specify the nature of the sale, and the consideration and other material terms upon which it intends to undertake such sale. Within ten (10) days thereafter, the Unitholders may elect, by notice to CRLP, to purchase the Real Property. If the Unitholders elect to so purchase, then such purchase shall be consummated on the terms and conditions set forth in the Offering Notice. Unitholders may use their Units as currency, in whole or in part, in connection with the purchase of any of the Real Property from CRLP pursuant to this Section 4.4. If within the ten (10) day period during which the Unitholders have the right to elect to purchase the Real Property for sale under the Offering Notice, Unitholders do not make the election or fail to respond to the Offering Notice, then CRLP may undertake to sell the Real Property on such terms and conditions as it shall elect.

5. CEA REMAINS BINDING. Except as and to the extent modified hereby, the CEA shall remain in full force and effect and binding upon the parties in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MACK-CALI REALTY, L.P.
By:  Mack-Cali Realty Corporation


         By:
               Roger Thomas, Executive Vice President

MACK-CALI REALTY CORPORATION


By:
         Roger Thomas, Executive Vice President

PRINCETON OVERLOOK LIMITED
         LIABILITY COMPANY
By:  CD OVERLOOK, L.P., its Managing
                  Member
By: Cavendish Development Company, Inc.,
         its General Partner

         By:

CD OVERLOOK, L.P.
By: Cavendish Development Company, Inc.,
         its General Partner

By:

PRINCETON OVERLOOK ASSOCIATES LIMITED
         PARTNERSHIP
By: Troast Overlook Associates,
         its General Partner
By: Troast Properties Partnership,
         General Partner

By:
         John G. Troast
General Partner

By:
         John G. Troast, Jr.
         General Partner